Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0194180

(I.R.S. Employer

Identification No.)

928 Grand Blvd., Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

MURPHY USA INC.

(Exact name of obligor as specified in its charter)

Delaware	46-2279221
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Peach Street

El Dorado, Arkansas 71730-5836

(870) 875-7600

(Address of Principal Executive Offices)

MURPHY USA INC.

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Purchase Contracts

Units

Item 1.	General Information

(a)	Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve P.O. Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

(b)	The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with obligor. The Obligor is not affiliated with the Trustee.

Item 3.	Voting securities of the Trustee.

NOT APPLICABLE

Item 4.	Trusteeships under other indentures.

NOT APPLICABLE

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters.

NOT APPLICABLE

Item 6.	Voting securities of the trustee owned by the obligor or its officials.

NOT APPLICABLE

Item 7.	Voting securities of the trustee owned by underwriters or their officials.

NOT APPLICABLE

Item 8.	Securities of the obligor owned or held by the trustee.

NOT APPLICABLE

Item 9.	Securities of the underwriters owned or held by the trustee.

NOT APPLICABLE

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

NOT APPLICABLE

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

NOT APPLICABLE

Item 12.	Indebtedness of the Obligor to the Trustee.

NOT APPLICABLE

Item 13.	Defaults of the Obligor.

NONE

Item 14.	Affiliations with the Underwriters.

NOT APPLICABLE

Item 15.	Foreign Trustee.

NOT APPLICABLE

Item 16.	List of Exhibits

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.

Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	N/A

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of 6/30/19.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 27th day of August 2019.

UMB BANK, NATIONAL ASSOCIATION

BY:	/s/ Casey Gunning
Casey Gunning, Senior Vice President

Date: August 27, 2019

T-1 EXHIBIT 7

UMB Bank N.A.—FDIC Certificate Number: 8273	Submitted to CDR on 08/01/2019 at 02:05 PM

FFIEC 041
Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2019	Page 17 of 85 RC-1

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

		Dollar Amounts in Thousands		RCON	Amount
	Assets
	1. Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)			0081	421,905	1.a.
	b. Interest-bearing balances (2)			0071	903,795	1.b.
	2. Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A) (3)			JJ34	1,112,773	2.a.
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	7,176,258	2.b.
	c. Equity securities with readily determinable fair values not held for trading (4)			JA22	164	2.c.
	3. Federal funds sold and securities purchased under agreements to resell:
	a. Federal funds sold			B987	360	3.a.
	b. Securities purchased under agreements to resell (5,6)			B989	283,243	3.b.
	4. Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale			5369	2,771	4.a.
	b. Loans and leases held for investment	B528	12,900,226			4.b.
	c. LESS: Allowance for loan and lease losses (7)	3123	102,092			4.c.
	d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			B529	12,798,134	4.d.
	5. Trading assets (from Schedule RC-D)			3545	71,449	5.
	6. Premises and fixed assets (including capitalized leases)			2145	219,581	6.
	7. Other real estate owned (from Schedule RC-M)			2150	3,248	7.
8.	Investments in unconsolidated subsidiaries and associated companies			2130	0	8.
9.	Direct and indirect investments in real estate ventures			3656	0	9.
	10. Intangible assets (from Schedule RC-M)			2143	114,884	10.
	11. Other assets (from Schedule RC-F) (6)			2160	687,646	11.
	12. Total assets (sum of items 1 through 11)			2170	23,796,211	12.

	Liabilities
	13. Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	19,551,338	13.a.
	(1) Noninterest-bearing (8)	6631	6,731,596			13.a.1.
	(2) Interest-bearing	6636	12,819,742			13.a.2.
	b. Not applicable
	14. Federal funds purchased and securities sold under agreements to repurchase:
	a. Federal funds purchased (9)			B993	49,343	14.a.
	b. Securities sold under agreements to repurchase (10)			B995	1,660,073	14.b.
	15. Trading liabilities (from Schedule RC-D)			3548	0	15.
	16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	18,745	16.
	17. and 18. Not applicable
	19. Subordinated notes and debentures (11)			3200	0	19.

1	Includes cash items in process of collection and unposted debits.
2	Includes time certificates of deposit not held for trading.
3

Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.

4

Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

5	Includes all securities resale agreements, regardless of maturity.
6	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
8	Includes noninterest-bearing, demand, time, and savings deposits.
9	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
10	Includes all securities repurchase agreements, regardless of maturity.
11	Includes limited-life preferred stock and related surplus.

Reporting Period: June 30, 2019	August 27, 2019 2:07 PM

UMB Bank N.A.—FDIC Certificate Number: 8273	Submitted to CDR on 08/01/2019 at 02:05 PM

FFIEC 041
Schedule RC—Continued	Page 18 of 85
RC-2

Dollar Amounts in Thousands	RCON	Amount
Liabilities—continued
20. Other liabilities (from Schedule RC-G)	2930	326,466	20.
21. Total liabilities (sum of items 13 through 20)	2948	21,605,965	21.
22. Not applicable

Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	21,250	24.
25. Surplus (excludes all surplus related to preferred stock)	3839	750,818	25.
26. a. Retained earnings	3632	1,351,924	26.a.
b. Accumulated other comprehensive income (1)	B530	66,254	26.b.
c. Other equity capital components (2)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	2,190,246	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	2,190,246	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	23,796,211	29.

Memoranda
To be reported with the March Report of Condition.
	RCON	Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2018	6724	NR	M.1.

1a	=	An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution
1b	=	An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution
2a	=	An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)
2b	=	An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3	=	This number is not to be used
4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)
5	=	Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority)
6	=	Review of the bank’s financial statements by external auditors
7	=	Compilation of the bank’s financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

To be reported with the March Report of Condition.	RCON	Date
2. Bank’s fiscal year-end date (report the date in MMDD format)	8678	NR	M.2.

1

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.

2	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: June 30, 2019	August 27, 2019 2:07 PM